UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

June 30, 2016

DEVRY EDUCATION GROUP INC.
 (Exact name of registrant as specified in its charter)

Delaware	1-13988	36-3150143
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3005 Highland Parkway Downers Grove, Illinois	60515
(Address of principal executive offices)	(Zip Code)

(630) 515-7700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 30, 2016, DeVry Education Group Inc. (“DeVry Group”) entered into a Support Agreement (the “Support Agreement”) with each of the members of International Value Advisers, LLC listed on Schedule A thereto (collectively, “IVA”) and Michael W. Malafronte, in his individual capacity and as a member of IVA (“Mr. Malafronte”).

Pursuant to the Support Agreement, concurrently with the execution of the Support Agreement, DeVry Group (i) increased the size of DeVry Group’s board of directors (the “Board”) by one director to ten directors such that there would be one vacancy on the Board and (ii) appointed Mr. Malafronte to fill the newly created vacancy.  Unless Mr. Malafronte has resigned from the Board, Mr. Malafronte will be included in the slate of director nominees for election at the 2016 annual meeting of DeVry Group’s stockholders.

The Support Agreement also includes, among other provisions, certain standstill and voting commitments by IVA.  The standstill period shall extend until such time as Mr. Malafronte, or any replacement of Mr. Malafronte designated by IVA pursuant to the Support Agreement, is no longer a member of the Board.  Mr. Malafronte shall resign from the Board if (i) he agrees to be included as a director nominee for election at any meeting of DeVry Group stockholders other than as a director nominated by the Board for election at such meeting, (ii) IVA and its affiliated entities cease collectively to beneficially own or have other ownership interest in an aggregate net long position of at least 10% of the outstanding shares of DeVry Group’s common stock or (iii) either of IVA or Mr. Malafronte materially breaches any obligation under the Support Agreement and fails to cure such breach.

The foregoing description of the Support Agreement does not purport to be complete and is qualified in its entirety by reference to the Support Agreement, a copy of which is attached as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As noted in Item 1.01 above, in connection with DeVry Group’s execution of the Support Agreement, on June 30, 2016, DeVry Group appointed Mr. Malafronte to the Board.  Effective upon appointment to the Board, Mr. Malafronte was appointed to the following committees of the Board: Compensation Committee, Nominating & Governance Committee and External Relations Committee.  In addition, Mr. Malafronte signed an irrevocable contingent resignation pursuant to which he will resign from the Board effective on the occurrence of any of the events described in Item 1.01 above relating to Mr. Malafronte agreeing to be included as a director nominee for election at any meeting of DeVry Group stockholders, IVA’s minimum ownership threshold and breach of the Support Agreement by IVA or Mr. Malafronte.

Mr. Malafronte is declining to be compensated for his service as a director but will be reimbursed for his expenses on the same basis as all other non-employee directors of DeVry Group.  Other than the Support Agreement discussed in Item 1 above, there is no arrangement or understanding between Mr. Malafronte and any other person pursuant to which Mr. Malafronte was selected as a director and there are no related party transactions involving Mr. Malafronte that are reportable under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

A copy of the press release issued by DeVry Group on June 30, 2016 announcing Mr. Malafronte’s appointment and the entry into the Support Agreement is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

10.1	Support Agreement, dated June 29, 2016, by and among DeVry Education Group Inc., each of the members of International Value Advisers, LLC listed on Schedule A thereto and Michael Malafronte.
99.1	Press Release of DeVry Education Group Inc., dated June 30, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEVRY EDUCATION GROUP INC.
(Registrant)

Date: June 30, 2016	By:	/s/ Patrick J. Unzicker
Patrick J. Unzicker
Senior Vice President, Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Support Agreement, dated June 29, 2016, by and among DeVry Education Group Inc., each of the members of International Value Advisers, LLC listed on Schedule A thereto and Michael Malafronte.
99.1	Press Release of DeVry Education Group Inc., dated June 30, 2016.